November 9, 1998                                                    Exhibit 5.1



Digital River, Inc.
9625 West 76th Street, Suite 150
Eden Prairie, Minnesota 55344


Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Digital River, Inc. (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to an aggregate of 2,922,549 shares of the Company's Common Stock, $.01 par value (the "Shares"), with respect to (a) 2,316,667 of the Shares issuable pursuant to its 1998 Stock Option Plan (the "Plan") and (b) 605,882 of the Shares issuable pursuant to outstanding options granted outside of the Plan (the "Non-plan Option Agreements").

In connection with this opinion, we have examined the Registration Statement and related Prospectus, the Company's Amended and Restated Certificate of Incorporation and By-laws, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents, where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plan, the Non-plan Option Agreements, the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP


By:    /s/ Michael J. Sullivan
   -----------------------------------
           Michael J. Sullivan